As filed with the Securities and Exchange Commission on July 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN BATTERY METALS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	33-1227980
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 S Ryland Street, Suite 138
Reno, NV 89502
(Address of Principal Executive Offices)

Employment Agreements, Appointment Letters, Director Agreement and Consulting Agreements
American Battery Metals Corporation 2021 Equity Incentive Plan
(Full title of the plan)

Douglas Cole
Chief Executive Officer
401 S Ryland Street, Suite 138
Reno, NV 89502
(775) 473-4744
(Name, Address and Telephone Number of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Darrin M. Ocasio, Esq.

Huan Lou, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Tel: (212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

[ ]	Large accelerated filer	[ ]	Accelerated filer	[ ]	Non-accelerated filer	[X]	Smaller reporting company

[ ]	Emerging growth company

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the American Battery Metals Corporation 2021 Equity Incentive Plan	60,000,000	$1.93	$115,800,000	$12,633.78
Common Stock, par value $0.001 per share, issued pursuant to certain employment agreements, appointments, and consulting agreements(3)	45,310,000	$1.93	$87,448,300	$9,540.61
Total	105,310,000	$1.93	$203,248,300	$22,174.39

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional share of common stock that become issuable under the American Battery Metals Corporation 2021 Equity Incentive Plan from time to time to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act, as amended, based on the average of the high and low sales prices of the Registrant’s common stock as reported on the OTCQB on July 2, 2021.

(3)Represents shares issued in connection with certain employment agreements, director appointments, and consulting agreements between the Registrant and certain individual employees, directors and consultants of the Company as set forth herein.

EXPLANATORY NOTE

This registration statement registers an aggregate of 105,310,000 shares of common stock, par value $0.001 per share, of American Battery Metals Corporation (“we”, “us”, “our”, the “Company” or “Registrant”), including 60,000,000 shares of common stock reserved for the Company’s 2021 Equity Incentive Plan (the “Plan”) and 45,310,000 shares of common stock issued to the Selling Shareholders pursuant to the respective employment agreements, director appointment letters, and consulting agreements by and between the Registrant and each Selling Shareholder.

This Registration Statement also includes a prospectus (which we refer to as the reoffer prospectus) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for reofferings and resales of certain shares of common stock listed above that may be deemed to be “control securities” and/or “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. These are shares that were acquired by our officers, directors and affiliates, or that were acquired by our employees or consultants. Such officers, directors, affiliates, employees and consultants are the selling shareholders (the “Selling Shareholders”) identified in the reoffer prospectus. The amount of shares to be offered or resold by means of this reoffer prospectus by each Selling Shareholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I, and the Note to Part I of Form S-8 will be delivered to each of the participants in the Plan in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), but these documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Annual Information.

Upon written request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employers, non-employee directors and consultants pursuant to Rule 428(b) are available without charge by contacting: David Corsaut, our Chief Financial Officer, at 401 S Ryland Street, Suite 138 Reno, NV 89502; or by email to dcorsaut@batterymetals.com.

REOFFER PROSPECTUS

45,310,000 Shares of Common Stock

AMERICAN BATTERY METALS CORPORATION

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 45,310,000 shares of common stock (the “Shares”), par value $0.001 per share, by certain shareholders identified herein in the section entitled “Selling Shareholders”. The amount of Shares to be reoffered or resold by means of this prospectus by each Selling Shareholder, and any other person with whom such Selling Shareholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act of 1933, as amended (the “Securities Act”). Such shares have been acquired in connection with certain employment agreements, director appointment letters and consulting agreements with American Battery Metals Corp. (the “Company”). You should read this prospectus carefully before you invest in our common stock.

Such resales shall take place on the OTCQB, or such other stock market or exchange on which our common stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 3 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Shareholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the Shares under the Securities Act to allow for future sales by the Selling Shareholders on a continuous or delayed basis to the public without restriction. We have not entered into any underwriting arrangements in connection with the sale of the Shares covered by this reoffer prospectus. The Selling Shareholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the Shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this reoffer prospectus. These are speculative securities.

Our common stock is quoted on the OTCQB under the symbol “ABML” and the last reported sale price of our common stock on July 2, 2021 was $1.87 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July 9, 2021

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

American Battery Metals Corporation, formerly known as Oroplata Resources, Inc., (“ABMC” or the “Company”) is a startup company in the lithium-ion battery industry that is working to increase the domestic U.S. production of these four battery metals through its engagement in the exploration of new primary resources of battery metals, in the development and commercialization of new technologies for the extraction of these battery metals from primary resources, and in the commercialization of an internally developed integrated process for the recycling of lithium-ion batteries for the recovery of battery metals. Through this three-pronged approach, ABMC is working to both increase the domestic production of these battery metals, and also to ensure that as these materials reach their end of lives that the constituent elemental battery metals are returned to the manufacturing supply chain in a closed-loop fashion.

The Company was incorporated under the laws of the State of Nevada on October 6, 2011 for the purpose of acquiring rights to mineral properties with the eventual objective of being a producing mineral company, if and when it ever occurs. We have limited operating history and have not yet generated or realized any revenues from our activities. Our principal executive offices are located at 401 S Ryland Street, Suite 138, Reno, NV 89502.

On August 8, 2016, the Company formed Lithortech Resources Inc. as a wholly owned subsidiary of the Company to serve as its operating subsidiary for lithium resource exploration and development. On June 29, 2018, the Company changed the name of Lithortech Resources to LithiumOre Corp. (“LithiumOre”). On May 3, 2019, the Company changed its name to American Battery Metals Corporation.

The growth in demand for lithium-ion batteries is predicted by industry researchers to grow by over ten-fold over the next ten years, while over the same period there are limited announcements for new production sources of domestic U.S.-based lithium, nickel, cobalt, or manganese. As a result, there will be increased pressure on the prices of domestically sourced battery metals, and increased reliance on foreign sourced battery metals. These industry trends support and validate the Company’s multifaceted three-pronged business model to increase the production of domestic US sourced battery metals. The Company is currently a pre-revenue organization and we do not anticipate earning revenues until such time as we have initial operations of our lithium-ion battery recycling facility underway, or until we have undertaken sufficient exploration work to identify lithium and or other battery metals reserves and have validated and commercialized a cost-effective extraction system.

Equity Line of Credit

On April 2, 2021, the Company entered into a Purchase Agreement with Tysadco. Pursuant to the Purchase Agreement, Tysadco committed to purchase, subject to certain restrictions and conditions, up to $75,000,000 of the Company's common stock, over a period of 24 months from April 2, 2021 (the “Effective Date”). Pursuant to the Purchase Agreement, the Company has issued 750,000 restricted shares of common stock to Tysadco as a commitment fee.

The Purchase Agreement provides that at any time after the Effective Date, from time to time on any business day selected by the Company (the “Purchase Date”), the Company shall have the right, but not the obligation, to direct Tysadco to buy the lesser of $10,000,000 in common stock or 200% of the average shares traded for the 5 days prior to the closing request date, at a purchase price of 95% of the average of the 5-day median share price during the five (5) trading days commencing on the first trading day following delivery and clearing of the delivered shares, with a minimum request of $25,000. The payment for the shares covered by each request notice will occur on the business day following the valuation period, which is the five-day period immediately following the delivery of the purchased shares.

Registered Direct Offering

On April 28, 2021, we closed a registered direct offering conducted pursuant to a securities purchase agreement (the “RD Purchase Agreement”) with the purchasers set forth on the signature page thereto (the “Purchasers”) for the purchase and sale of an aggregate of 9,090,910 shares of the Company’s common stock in a registered direct offering at a purchase price of $1.65 per Share for the aggregate gross proceeds to the Company of approximately $15,000,000, before deducting placement agent fees and expenses. Pursuant to a placement agency agreement (the “Placement Agency Agreement”) dated as of April 26, 2021, by and between the Company and A.G.P./Alliance Global Partners (“AGP”), the Company engaged AGP to act as the Company’s non-exclusive placement agent in connection with the registered direct offering. Pursuant to the Placement Agency Agreement, the Company agreed to pay AGP a cash fee (the “Cash Fee”) of 7.0% of the gross proceeds the Company receives under the Purchase Agreement. The Company also agreed to pay all the fees and expenses relating to this offering, including the fees and expenses of AGP’s legal counsel not exceeding $75,000. In addition, the Company agreed to issue to AGP (or its designees) certain placement agent warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to 3.0% of the aggregate number of shares of Common Stock sold under the RD Purchase Agreement. The Placement Agent Warrants will be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days after the initial issuance date and expiring on the five year anniversary thereof, and have an exercise price of $1.815 per share, subject to certain adjustments set forth therein.

The shares and Placement Agent Warrants (and underlying shares) were offered and issued, pursuant to the Prospectus Supplement dated April 26, 2021 to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-252492) filed with the Securities and Exchange Commission on January 28, 2021 and declared effective on March 15, 2021.

Appointment of David Corsaut as the Principal Financial Officer

Effective May 11, 2021, David Corsaut assumed the role and responsibilities as the Principal Financial Officer of the Company in addition to his existing role as the Chief Financial Officer.

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties and other factors described below, in addition to the other information set forth in this prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The shares which may be sold under this prospectus will be sold for the respective accounts of each of the Selling Shareholders listed herein (which includes our officers and directors). Accordingly, we will not realize any proceeds from the sale of shares of common stock. We will receive proceeds from the exercise of the options, if any; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

We are registering the Shares covered by this prospectus to permit the Selling Shareholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to sell the Shares when and as they deem appropriate. The Selling Shareholders may acquire these Shares from us pursuant to the employment agreements, director appointment letters, and consulting agreements. The Shares may not be sold or otherwise transferred by the Selling Shareholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the respective agreements and documents.

The following table sets forth:

•the name of each Selling Shareholder;

•the number of shares of common stock that each Selling Shareholder beneficially owned as of July 2, 2021 prior to the offering of the Shares under this prospectus;

•the number of shares of common stock that may be offered for sale for the account of each Selling Shareholder under this prospectus; and

•the number and percentage of shares to be beneficially owned by each Selling Shareholder after the offering of the shares (assuming all of the offered shares are sold by such Selling Shareholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Shareholders. Because the Selling Shareholders may offer all or part of the shares of common stock, which they own pursuant to the offering contemplated by this prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column “Number of Shares Being Offered Hereby” represents all shares of common stock that each Selling Shareholder may offer under this prospectus. We do not know how long the Selling Shareholders will hold the shares before selling them or how many shares they will sell. The shares of common stock offered by this prospectus may be offered from time to time by the Selling Shareholders listed below. We cannot assure you that any of the Selling Shareholders will offer for sale or sell any or all of the shares offered by them by this prospectus.

			Number of	Percentage of
	Number of		Shares	Shares to be
	Shares		Beneficially	Beneficially
	Beneficially	Number of	Owned Upon	Owned Upon
	Owned	Shares	Completion	Completion
	Prior to	Offered	of the	of the
Name of Selling Shareholder	Offering	Hereby	Offering	Offering(1)
David Batstone	2,008,358	2,000,000	8,358	*
Douglas Cole	15,008,358	15,000,000	8,358	*
William Hunter	9,008,358	9,000,000	8,358	*
Charles T. Leber III	1,000,000	1,000,000	0	-
Ross A. Leisinger	1,200,000	500,000	700,000	*
John Lukrich	650,000	650,000	0	-
Douglas MacLellan	7,000,000	7,000,000	0	-
Ryan Melsert	11,418,358	7,660,000	3,758,358	*
Jiajia Meng	1,500,000	1,500,000	0	-
Elliot Schrage	1,000,000	1,000,000	0	-

*Less than one percent.

(1)Based on 573,267,632 shares issued and outstanding as of July 2, 2021.

PLAN OF DISTRIBUTION

Our shares of common stock are quoted on the OTCQB under the symbol “ABML.”

The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each and any sale.

The Selling Shareholders may, from time to time, sell all or a portion of shares of common stock on any market where our common stock may be listed or quoted (currently the OTCQB), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this Prospectus may be sold by the Selling Shareholders by one or more of the following methods:

•block trades in which the broker or dealer so engaged will attempt to sell shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

•an exchange distribution in accordance with the rules of the applicable exchange;

•ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•privately negotiated transactions;

•market sales (both long and short to the extent permitted under the federal securities laws);

•at the market to or through market makers or into an existing market for the shares;

•through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

•a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the Selling Shareholders of its options or shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the Registration Statement of which this prospectus forms a part by the filing of a prospectus supplement or a post-effective amendment in order to have the pledgee, donee or other transferee in place of the Selling Shareholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a Selling Shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a Selling Shareholder to sell a specified number of shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the Selling Shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the Selling Shareholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a Selling Shareholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the Selling Shareholders intend to comply with the Prospectus delivery requirements under the Securities Act by delivering a Prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act, which may be required in the event any of the Selling Shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this Registration Statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which shares of common stock are to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and other facts material to the transaction. We and the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.

All of the foregoing may affect the marketability of shares of common stock.

Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the Selling Shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this Prospectus.

LEGAL MATTERS

Certain legal matters related to the shares of common stock offered by this prospectus will be passed upon on the Company’s behalf by Sichenzia Ross Ference LLP.

EXPERTS

The consolidated financial statements of American Battery Metals Corporation, as of June 30, 2020 and September 30, 2019 and for the nine-month and twelve-month periods then ended, respectively, appearing in American Battery Metals Corporation’s Annual Report on Form 10-KT for the transition period ended June 30, 2020, have been audited by Pinnacle Accountancy Group of Utah (dba Heaton & Company, PLLC), as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•our Annual Report on Form 10-KT for the nine months ended June 30, 2020 filed with the SEC on September 28, 2020 and its amendment on Form 10-KT/A filed on October 2, 2020;

•our Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2020 filed with the SEC on February 16, 2021; as amended and filed with the SEC on April 28, 2021 and for the quarterly period ended March 31, 2021 filed with the SEC on May 17, 2021;

•our Current Reports on Form 8-K filed with the SEC on November 5, 2020, December 4, 2020, January 6, 2021, March 15, 2021, April 8, 2021; April 27, 2021; May 11, 2021; May 14, 2021; and May 28, 2021

•a description of our common stock contained in our Form 10-K for the period ending September 30, 2019, filed with the SEC on December 27, 2019.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

American Battery Metals Corporation

401 S Ryland Street, Suite 138

Reno, NV 89502

Tel: (775) 473-4744.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a Registration Statement on Form S-8, of which this prospectus forms a part, with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is americanbatterytechnology.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

REOFFER PROSPECTUS

American Battery Metals Corporation

45,310,000 Shares of Common Stock

July 9, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•our Annual Report on Form 10-KT for the nine months ended June 30, 2020 filed with the SEC on September 28, 2020 and its amendment on Form 10-KT/A filed on October 2, 2020;

•our Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2020 filed with the SEC on February 16, 2021; as amended and filed with the SEC on April 28, 2021, and for the quarterly period ended March 31, 2021 filed with the SEC on May 17, 2021;

•our Current Reports on Form 8-K filed with the SEC on November 5, 2020, December 4, 2020, January 6, 2021, March 15, 2021, April 8, 2021; April 27, 2021; May 11, 2021; May 14, 2021; and May 28, 2021

•a description of our common stock contained in our Form 10-K for the period ending September 30, 2019, filed with the SEC on December 27, 2019.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

American Battery Metals Corporation

401 S Ryland Street, Suite 138

Reno, NV 89502

Tel: (775) 473-4744.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors, Officers and Employees

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)is not liable pursuant to Nevada Revised Statute 78.138, or

(b)acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)is not liable pursuant to Nevada Revised Statute 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)the creation of a trust fund;

(b)the establishment of a program of self-insurance;

(c)the securing of its obligations of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses of indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)by the stockholders;

(b)by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Charter Provisions and Other Arrangements

Pursuant to the provisions of Nevada Revised Statutes, we have adopted the following indemnification provisions in our Articles of Incorporation for our directors and officers:

Officers and directors shall have no personal liability to the corporation of its stock holders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Reference is made to the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on July 9, 2021.

AMERICAN BATTERY METALS CORPORATION

By:	/s/ Douglas Cole
Douglas Cole
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Douglas Cole, his true and lawful attorney in fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Douglas Cole
Douglas Cole	Chief Executive Officer, Secretary and Director	July 9, 2021

/s/ David Corsaut
David Corsaut	Chief Financial Officer	July 9, 2021

/s/ Ryan Melsert
Ryan Melsert	Chief Technology Officer and Director	July 9, 2021

/s/ William Hunter
William Hunter	Director	July 9, 2021

/s/ Douglas MacLellan
Douglas MacLellan	Director	July 9, 2021

/s/ David Batstone
David Batstone	Director	July 9, 2021

EXHIBIT INDEX

Exhibit No.	Exhibit Description
5.1	Opinion of Sichenzia Ross Ference LLP

23.1	Consent of Pinnacle Accountancy Group of Utah (dba Heaton & Company, PLLC)

23.2	Consent of Sichenzia Ross Ference LLP, counsel to Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1	American Battery Metals Corporation 2021 Equity Incentive Plan

99.2	Director Agreement by and between American Battery Metals Corporation and David Batstone dated October 15, 2020

99.3	Consulting Agreement by and between American Battery Metals Corporation and Douglas Cole dated December 29, 2017

99.4	Employment Agreement by and between American Battery Metals Corporation and Douglas Cole dated December 10, 2017

99.5	Second Amendment to the Employment Agreement by and between American Battery Metals Corporation and Douglas Cole dated June 17, 2020

99.6	Consulting Agreement by and between American Battery Metals Corporation and William Hunter dated December 10, 2017

99.7	Second Amendment to the Consulting Agreement by and between American Battery Metals Corporation and William Hunter dated June 17, 2020

99.8	Employment Agreement by and between American Battery Metals Corporation and Charles T. Leber III dated February 19, 2020

99.9	Letter agreement by and between American Battery Metals Corporation and Ross Leisinger dated January 11, 2019

99.10	Letter agreement by and between American Battery Metals Corporation and John Lukrich dated January 15, 2019

99.11	Consulting Agreement by and between American Battery Metals Corporation and Douglas MacLellan dated October 31, 2017

99.12	Second Amendment to the Consulting Agreement by and between American Battery Metals Corporation and Douglas MacLellan dated June 17, 2020

99.13	Employment Agreement by and between American Battery Metals Corporation and Ryan Melsert dated September 16, 2019

99.14	First Amendment to the Employment Agreement by and between American Battery Metals Corporation and Ryan Melsert dated June 23, 2020

99.15	Director Agreement by and between American Battery Metals Corporation and Ryan Melsert dated September 8, 2020

99.16	Employment Agreement by and between American Battery Metals Corporation and Jiajia Meng dated February 3, 2020

99.17	Consulting Agreement by and between American Battery Metals Corporation and Elliot Schrage dated January 1, 2021